UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On October 13, 2006, Advanced Micro Devices, Inc. (the “Company”), the Company’s indirect wholly-owned subsidiary AMD Fab 36 Limited Liability Company & Co. KG (“AMD Fab 36 KG”), the Company’s direct wholly-owned subsidiary AMD Fab 36 Holding GmbH and the other parties thereto executed an Amendment Agreement dated as of October 10, 2006 (the “Amendment”) which amended the terms of the Company’s EUR 700 million Term Loan Facility Agreement among AMD Fab 36 KG, as borrower, and a consortium of banks led by Dresdner Bank AG, as lenders, dated April 21, 2004 (the “Facility Agreement”) and related agreements, including the Guarantee Agreement among the Company, as Guarantor, AMD Fab 36 KG, Dresdner Bank AG and Dresdner Bank AG, Niederlassung Luxemburg (the “Guarantee Agreement”).

Facility Agreement

Under the amended and restated Facility Agreement, AMD Fab 36 KG has the option to borrow in U.S. Dollars as long as the Company’s group consolidated cash (which is defined as the sum of the Company’s and its subsidiaries’ unsecured cash, cash equivalents and short-term investments less the aggregate amount outstanding under any revolving credit facility) is at least $500 million. Moreover, to protect the lenders from currency risks, if group consolidated cash is below one billion or the Company’s credit rating drops below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will be required to maintain a cash reserve account with deposits equal to 5 percent of the amount of U.S. Dollar loans outstanding under the Facility Agreement and to make balancing payments into this account equal to the difference between (x) the total amount of U.S. Dollar loans outstanding under the Facility Agreement and (y) the U.S Dollar equivalent of 700 million euros (as reduced by repayments, prepayments, cancellations, and any outstanding loans denominated in euros under the Facility Agreement).

The amended and restated Facility Agreement also amends certain covenants applicable to AMD Fab 36 KG. For example, for as long as group consolidated cash is at least one billion, the Company’s credit rating is at least B3 by Moody’s and B- by Standard & Poor’s, and no event of default has occurred, AMD Fab 36 KG is no longer required to maintain minimum cash balances. Moreover, the only financial covenant that AMD Fab 36 KG is now required to comply with is the loan to fixed asset value covenant. Specifically, the loan to fixed asset value as at the end of any relevant period specified in Column A below can not exceed the percentage set out opposite such relevant period in Column B below:

Column A	Column B
(Relevant Period)	(Maximum Percentage of Loan to Fixed Asset Value)
up to and including 31 December 2008	50%
up to and including 31 December 2009	45%
thereafter	40%

As of July 2, 2006, AMD Fab 36 KG was in compliance with this covenant. AMD Fab 36 KG’s information undertakings were also simplified.

Guarantee Agreement

Under the amended and restated Guarantee Agreement, the financial covenants applicable to the Company were revised. The financial covenant relating to adjusted tangible net worth was amended such that the definition of “adjusted net earnings from operations” now excludes compensation expense related to awards of equity instruments to employees as well as any amounts reflected in the Company’s financial statements under the line item “Equity in net income (loss) of Spansion Inc.” The adjusted tangible net worth covenant levels were also amended to reflect the fact that Spansion LLC is no longer a majority owned subsidiary of the Company. Accordingly, from and after the first date, if any, on which group consolidated cash is less than:

Amount	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least

USD500,000,000	B1 or lower	and	B+ or lower

USD425,000,000	Ba3	and	BB-

USD400,000,000	Ba2	and	BB

USD350,000,000	Ba1	and	BB+

USD300,000,000	Baa3 or better	and	BBB- or better

The Company will be required to maintain adjusted tangible net worth, determined as of the last day of each preceding fiscal quarter, of not less than the amounts set forth below:

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Measurement Date on fiscal quarter ending	Amount
December 2005	USD1,500,000,000
March 2006 and on the last day of each fiscal quarter thereafter	USD1,750,000,000

In addition, the levels required for EBITDA were reduced such that from and after the first date, if any, on which group consolidated cash is less than:

Amount	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least

USD500,000,000	B1 or lower	and	B+ or lower

USD425,000,000	Ba3	and	BB-

USD400,000,000	Ba2	and	BB

USD350,000,000	Ba1	and	BB+

USD300,000,000	Baa3 or better	and	BBB- or better

The Company will be required to maintain EBITDA as of the last day of each preceding fiscal period set forth below in an amount not less than the amount set forth below opposite the date of such preceding fiscal period:

Period	Amount
for the four consecutive fiscal quarters ending December 2005 and for the four fiscal quarters ending on each fiscal quarter thereafter	USD 850,000,000, and USD750,000,000 on an annualized basis for the two most recent fiscal quarters ending prior to December 31, 2006

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As of July 2, 2006, group consolidated cash was greater than $500 million, and therefore the Company was not required to comply with the preceding financial covenants.

Copies of the Amendment, the Facility Agreement and the Guarantee Agreement are attached as Exhibit 10.1 and are incorporated herein by reference. The foregoing descriptions of the Amendment, the Facility Agreement and the Guarantee Agreement are qualified in their entirety by reference to the full text of these agreements.

Dresdner Bank AG, its affiliates and certain other lenders under the Facility Agreement are also lenders under a EUR 120 million credit facility for Advanced Mask Technology Center GmbH & Co. KG (the “AMTC”) and a EUR 75 million term loan facility for Maskhouse Building Administration GmbH & Co. KG Dresden Branch (the “BAC”). The AMTC and BAC are joint ventures in which the Company owns a one-third equity interest. Dresdner Bank AG also acts as a security agent under these facilities, Dresdner Bank AG Niederlassung Luxembourg acts as the facility agent and Dresdner Kleinwort Wasserstein acted as the mandated lead arranger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2006, AMD Fab 36 KG borrowed $645 million under the Facility Agreement described above. AMD Fab 36 KG selected an interest period of three months for this loan. The rate of interest on this loan for the selected interest period is 7.1259 percent. Accordingly, on January 16, 2007, AMD Fab 36 KG will be required to make an interest payment equal of approximately $12 million. This loan is repayable on each repayment date set forth below by the percentage set forth below.

Column A	Column B
Repayment Date	Percentage Repaid (from the aggregate amount of all Loans as at the end of the Availability Period)
30 September 2007	3.00%
30 December 2007	3.00%
31 March 2008	5.00%
30 June 2008	5.00%
30 September 2008	5.00%
30 December 2008	5.00%
31 March 2009	7.50%
30 June 2009	7.50%
30 September 2009	7.50%
30 December 2009	7.50%
31 March 2010	8.00%
30 June 2010	8.00%
30 September 2010	9.00%
30 December 2010	9.00%
31 March 2011	10.00%
Total	100.00%

The material terms of the Facility Agreement and the related agreements are described in more detail in the Company’s filings with the Securities Exchange Commission under the Securities and Exchange Act of 1934, including the Company’s Annual Report on Form 10-K for the year ended December 25, 2005 and Quarterly Report on From 10-Q for the quarter ended July 2, 2005 and are supplemented by the description of the agreements set forth in Item 1.01 above.

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Item 9.01         Financial Statements and Exhibits.

                         (d) Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement to the Term Loan Facility Agreement dated as of October 10, 2006 for AMD Fab 36 Limited Liability Company & Co. KG as Borrower, AMD Fab 36 Holding GmbH, Advanced Micro Devices, Inc. and the financial institutions named therein (including the EUR700,000,000 Term Loan Facility Agreement dated 21 April 2004, as amended by Amendment Agreement dated 10 October 2006 between AMD Fab 36 Limited Liability Company & Co. KG, and the financial institutions named therein as Schedule 2 and the Guarantee Agreement dated April 21, 2004 as amended by Amendment Agreement dated 10 October 2006 between AMD, AMD Fab 36 Limited Liability Company & Co. KG, Dresdner Bank AG and Dresdner Bank Luxembourg S.A as Schedule 3.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: October 19, 2006	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement to the Term Loan Facility Agreement dated as of October 10, 2006 for AMD Fab 36 Limited Liability Company & Co. KG as Borrower, AMD Fab 36 Holding GmbH, Advanced Micro Devices, Inc. and the financial institutions named therein (including the EUR700,000,000 Term Loan Facility Agreement dated 21 April 2004, as amended by Amendment Agreement dated 10 October 2006 between AMD Fab 36 Limited Liability Company & Co. KG, and the financial institutions named therein as Schedule 2 and the Guarantee Agreement dated April 21, 2004 as amended by Amendment Agreement dated 10 October 2006 between AMD, AMD Fab 36 Limited Liability Company & Co. KG, Dresdner Bank AG and Dresdner Bank Luxembourg S.A as Schedule 3.